LIFE PARTNERS HOLDINGS, INC.

ANNOUNCES QUARTERLY DIVIDEND

WACO, TX - February 8, 2008 - Life Partners Holdings, Inc. (NASDAQ GM: LPHI), announced today that it will pay a six-cent per share quarterly dividend to shareholders of record as of February 29, 2008, to be paid on or about March 15, 2008.

LPHI Chairman Brian Pardo commented, “We are exceptionally proud of our performance this year and are pleased to be able to continue our tradition of providing our shareholders a quarterly dividend.”

Life Partners is the world’s oldest and one of the most active companies in the United States engaged in the secondary market for life insurance, commonly called life settlements. Since its incorporation in 1991, Life Partners has completed 50,000 transactions for its worldwide client base of over 18,000 high net worth individuals and institutions in connection with the purchase of over 5,800 life settlements.

Visit our website at: www.lphi.com

Safe Harbor - This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The statements in this news release that are not historical statements, including statements regarding future financial performance, the market for our services, and the value of our new contract signings, backlog and business pipeline, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see our most recent Form 10-KSB. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

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FOR MORE INFORMATION, CONTACT:
Shareholder Relations (254) 751-7797
or info@lifepartnersinc.com

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